UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2015

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 1, 2015, Harris Corporation (“Harris”) issued a press release announcing that effective with its fiscal 2016, which begins July 4, 2015, it will reorganize its business segments as a result of its recent acquisition of Exelis Inc. and create four market-focused segments, which will replace Harris’ prior segment structure.

As part of its segment reorganization announcement, Harris announced that Sheldon J. Fox has been named Senior Vice President, Integration and Engineering and Dana A. Mehnert has been named Senior Vice President, Chief Global Business Development Officer. The new positions are effective the beginning of fiscal 2016 and will continue to report to Harris’ Chairman, President and Chief Executive Officer, William M. Brown.

Messrs. Fox and Mehnert, who were among Harris’ “named executive officers” (pursuant to Instruction 4 to Item 5.02 of Form 8-K, those executive officers included in the Summary Compensation Table in the Proxy Statement for Harris’ 2014 Annual Meeting of Shareholders), consequently will no longer serve in the positions they held in fiscal 2015 (Mr. Fox as Group President, Government Communications Systems, and Mr. Mehnert as Group President, RF Communications).

Item 8.01 Other Events.

As noted above, on July 1, 2015, Harris issued a press release announcing its segment reorganization. Effective with Harris’ fiscal 2016, which begins July 4, 2015, Harris will be organized in the following four market-focused business segments: (i) Communication Systems, (ii) Critical Networks, (iii) Electronic Systems and (iv) Space and Intelligence Systems. Further information regarding Harris’ segment reorganization is set forth in the press release filed herewith as Exhibit 99.1, which is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

99.1	Press Release, issued by Harris Corporation on July 1, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

July 1, 2015	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, issued by Harris Corporation on July 1, 2015.